UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2019

Eaton Vance NextShares Trust II

(Exact name of registrant as specified in its charter)

Massachusetts	811-22983	See below
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Place, Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 482-8260

(Former name or former address, if changed since last report.)

This Form 8-K relates to the following series of Eaton Vance NextShares Trust II:

Title of each Series	IRS Employer Identification Number
Eaton Vance TABS 5-to-15 Year Laddered Municipal Bond NextShares	81-1096763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2019, the compliance staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) provided written notice to Eaton Vance NextShares Trust II (the “Trust”) that it was not in compliance with the continued listing standard set forth in Nasdaq Listing Rule 5745(d)(2)(C)(i) with respect to one of its series. Listing Rule 5745(d)(2)(C)(i) requires that, in order to comply with Nasdaq’s continued listing standards, certain companies such as a series of NextShares must maintain no fewer than 50 beneficial holders following the initial twelve-month period beginning upon the commencement of trading on Nasdaq of the series of NextShares. Eaton Vance TABS 5-to-15 Year Laddered Municipal Bond NextShares (the “Fund”), a series of the Trust, was reported to have fewer than 50 beneficial shareholders as of August 27, 2019.

On August 29, 2019, the Trust provided updated shareholder information for the Fund to Nasdaq.  On August 29, 2019, the Staff provided written notice to the Trust that it had reviewed the updated shareholder information and determined that the Fund is in compliance with Listing Rule 5745(d)(2)(C)(i) and that the matter was now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Vance NextShares Trust II

Date:	August 30, 2019	By:	/s/ Maureen A. Gemma
		Name:	Maureen A. Gemma
		Title:	Vice President and Secretary